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                                                                       Exhibit 3

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                    NQL INC.

        This corporation was originally incorporated under the name "AlphaServ.com" and its present name is "NQL Inc." The original certificate of incorporation was filed with the Delaware Secretary of State on June 10, 1999. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law and the corporation's certificate of incorporation is hereby amended and restated to read as follows:

        "FIRST. The name of the corporation is NQL Inc. (the "Corporation").

        SECOND. The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

        THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH. (a) The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $.001 per share.

        FIFTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

        The undersigned hereby affirms and acknowledges under penalty of perjury that the foregoing Restated Certificate of Incorporation is the act and deed of the corporation, and the facts stated herein are true.

Signed as of February 10, 2004

                                               By: /s/ Stuart Fleischer
                                                   --------------------------
                                                   Stuart Fleischer
                                                   Sole Officer